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EXHIBIT 21.1
                             LIST OF SUBSIDIARIES
                             --------------------

              SUBSIDIARY                             JURISDICTION
              ----------                             ------------
Silicon Gaming - Nevada                              Nevada
Silicon Gaming - Mississippi, Inc.                   Mississippi
Silicon Gaming - Colorado, Inc.                      Colorado
Silicon Gaming - Missouri, Inc.                      Missouri